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                        GENERAL INSTRUMENT CORPORATION
             Exhibit 11 - Computation of Earnings (Loss) Per Share
                    (In Thousands Except Per Share Amounts)
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                                                                             Three Months Ended               Nine Months Ended
                                                                                September 30,                    September 30,
                                                                            1995              1994           1995            1994
                                                                         ----------        ----------     ----------      ----------
PRIMARY:
   Income (loss) before cumulative effect of a
    change in accounting principle ................................      $ (40,892)         $  56,781      $  70,215      $ 161,684
   Cumulative effect of a change in accounting principle ..........           --                 --             --           (1,917)
                                                                         ---------          ---------      ---------      ---------
   Net income (loss) ..............................................      $ (40,892)         $  56,781      $  70,215      $ 159,767
                                                                         =========          =========      =========      =========

   Weighted average common shares outstanding .....................        123,255            120,784        122,739        120,614
   Incremental shares under stock option plans ....................          1,078              2,855          1,052          2,643
                                                                         ---------          ---------      ---------      ---------
   Weighted average common and common
    equivalent shares outstanding .................................        124,333            123,639        123,791        123,257
                                                                         =========          =========      =========      =========

Primary earnings (loss) per share:
   Income (loss) before cumulative effect of a
    change in accounting principle ................................      $   (0.33)         $    0.46      $    0.57      $    1.31
   Cumulative effect of a change in accounting principle ..........           --                 --             --            (0.01)
                                                                         ---------          ---------      ---------      ---------
   Net income (loss) ..............................................      $   (0.33)         $    0.46      $    0.57      $    1.30
                                                                         =========          =========      =========      =========

FULLY DILUTED:
   Income (loss) before cumulative effect of a
    change in accounting principle ................................      $ (40,892)         $  56,781      $  70,215      $ 161,684

   Interest and amortization of debt issuance costs
    related to the Convertible Junior Subordinated
    Notes ("Notes"), net of income tax effects ....................          4,119              6,469         12,357         19,407
                                                                         ---------          ---------      ---------      ---------

   Adjusted income (loss) before a cumulative effect
    of a change in accounting principle ...........................        (36,773)            63,250         82,572        181,091

   Cumulative effect of a change in accounting principle ..........           --                 --             --           (1,917)
                                                                         ---------          ---------      ---------      ---------

   Adjusted net income (loss) .....................................      $ (36,773)         $  63,250      $  82,572      $ 179,174
                                                                         =========          =========      =========      =========

Weighted average common shares outstanding ........................        123,255            120,784        122,739        120,614
   Incremental shares under stock option plans ....................          1,078              2,855          1,076          2,708
   Incremental shares attributable to Notes .......................         21,053             21,053         21,053         21,053
                                                                         ---------          ---------      ---------      ---------
   Adjusted weighted average shares outstanding ...................        145,386            144,692        144,868        144,375
                                                                         =========          =========      =========      =========

Fully diluted earnings (loss) per share:
   Income (loss) before cumulative effect of a change in
    accounting principle ..........................................      $   (0.25)*        $    0.44      $    0.57      $    1.25
   Cumulative effect of a change in accounting principle ..........           --                 --             --            (0.01)
                                                                         ---------          ---------      ---------      ---------
   Net income (loss) ..............................................      $   (0.25)*        $    0.44      $    0.57      $    1.24
                                                                         =========          =========      =========      =========



Note: The computations of primary and fully diluted earnings (loss) per share assume incremental shares under stock option plans using the treasury method.

     *   Differs from earnings (loss) per share as reported in the  Consolidated
         Statements  of   Operations   because  the  effect  of  the  Notes  was
         antidilutive.

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